EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 7, 2022 relating to the financial statements of Intricon Corporation and the effectiveness of Intricon Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Intricon Corporation for the year ended December 31, 2021.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota

March 28, 2022